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                     STATEMENT OF THE MED-DESIGN CORPORATION
                         REGARDING ITS PATENT PORTFOLIO

         In light of numerous recent third party reports regarding The Med-Design Corporation's (the "Company" or "Med-Design") patent portfolio, the Company is providing the following information regarding the status, including expiration dates, of the patents it holds. As described below, the Company has a broad patent platform that it believes provides intellectual property protection for a substantial portion of its product portfolio that extends considerably beyond the expiration dates described in certain recent published reports.

         1. Patents Subject to License Agreements with Becton, Dickinson and Company

         The Company has licensed to Becton, Dickinson and Company ("Becton Dickinson") all of its present and future patent rights with respect to three core products: retractable catheter insertion devices, retractable blood collection devices and retractable disposable plastic syringes.

         Med-Design owns a number of patents having claims that cover retractable catheter insertion devices. Although the earliest patent expires on July 11, 2009, Med-Design has additional patents related to this product that expire at various times through April 30, 2018. In addition, to extend the life of its patent protection for these products, Med-Design continues to file patent applications based on improvements to its catheter insertion devices. By extending the life of its patent protection for these devices, Med-Design can extend the term of the royalty payments it receives for these products.
For instance, based on Becton Dickinson's initial design of its retractable catheter insertion device, the Company believes that it will continue to receive royalty payments from sales of these products based on patent rights that do not expire until 2018. In addition, patents based on the improvements in the pending applications could extend royalty payments until 2021.

         Med-Design owns a number of patents having claims that cover retractable blood collection devices. Although the earliest patent expires on February 19, 2008, Med-Design has additional patents related to this product that expire at various times through December 5, 2016. In addition, Med-Design has continued to file patent applications based on improvements to its retractable blood collection devices. One of these pending applications has claims that recently received favorable review from the United States Patent and Trademark Office. Based on Becton Dickinson's initial design of its retractable blood collection devices, the Company anticipates receiving royalties from sales of these products beyond 2008. Furthermore, the pending claims that have received favorable review cover Becton Dickinson's initial design of this product, and a patent based on these claims would extend Med-Design's patent protection until 2020.

         Med-Design owns a number of patents having claims that cover retractable disposable plastic syringes. Although the earliest patent expires on May 22, 2007, Med-Design has additional patents related to this product that


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expire at various times through July 11, 2009. In addition, Med-Design owns a number of pending patent applications on various improved retractable disposable syringes. Patents issued based on these applications could extend into the year 2020. Because the Company is not aware of Becton Dickinson's design form for its retractable disposable syringes, the Company does not currently know which patents will be embodied in the products' design. Therefore, the Company is unable to predict the length of the revenue stream that will result from sales of the retractable disposable syringes.

         This spring, Becton Dickinson introduced a retractable catheter insertion device based on the Company's technology. The Company believes that a full commercial launch of that retractable catheter insertion device will occur shortly. Becton Dickinson has previously stated that it anticipates that within a year of the full commercial launch of the retractable catheter insertion device, it will launch a retractable disposable syringe and a retractable blood collection device, and the Company anticipates receiving royalties based on the sale of these products.

         2.  Patents Subject to License Agreements with MedAmicus, Inc.

         The Company has licensed its Safety Seldinger Needle to MedAmicus, Inc. ("MedAmicus"). The Company currently owns a patent having claims that cover its Seldinger needle that expires on July 11, 2009. Furthermore, the Company has several pending patent applications, which should, if granted, extend the period of patent protection for this product to 2020. MedAmicus has indicated that a launch of this product will occur this fall. Based on MedAmicus' initial design of the Safety Seldinger Needle, the Company believes it will continue to receive royalties from sales of this product based on its currently owned patents and any patents based on its pending applications.

         3. Patents Relevant to a Co-Promotional Agreement with a Subsidiary of Abbott Laboratories

         The Company has announced a Co-Promotional Agreement with a subsidiary of Abbott Laboratories for its pre-filled devices, including safety needle vial cartridge injectors. The Company is currently negotiating with OEM manufacturers for the manufacture of its pre-filled devices and is currently engaging in discussions with potential customers for these devices.

         Med-Design owns several patents having claims that cover safety needle vial/cartridge injection devices. The earliest patent expires on August 20, 2016, and Med-Design has additional patents related to this product that expire at various times through August 26, 2018. In addition, Med-Design owns a number of pending patent applications on various improved safety needle vial/cartridge injection devices. Patents issued based on these applications could extend into the year 2021.


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         4.  Other Patents and Patent Applications

         Med-Design owns several patents having claims that cover the Company's safety needle dental injectors. Although the earliest patent expires on October 31, 2008, Med-Design has additional patent protection related to this product that expires on July 11, 2009. In addition, to potentially extend the life of its patent protection for these products, Med-Design continues to file patent applications based on improvements to its safety needle dental injectors. Patents based on the pending applications should extend into the year 2021. The Company is currently negotiating with OEM manufacturers for the manufacture of its safety needle dental injectors and is currently engaging in discussions with potential customers and distributors for these devices.

         The Company also owns patents and patent applications for a variety of other niche or specialized retractable needle products.

         5.  Summary

         As evidenced by the foregoing, through its continued efforts to expand its patent portfolio, the Company has extended and will seek to extend the protection of its intellectual property in a manner intended to result in meaningful revenues. As a result of its efforts, the Company has a significant portfolio of issued and pending patents protecting its proprietary safety needle technology, including 17 U.S. patents issued, 13 foreign national patents issued, two European patents issued covering 12 countries, 18 U.S. patents pending, 66 foreign national patents pending, 13 European patents pending and five international patents pending.

         To date, Med-Design has licensed 13 products and is actively negotiating agreements on many of its other products for either licensing, distribution or co-promotional arrangements. The Company's commitment to seeking strategic relationships and product development initiatives is focused on bringing its technology to market and, most importantly, into the hands of healthcare workers as quickly as possible while also maximizing stockholder value.

         This release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, the expiration dates of patents not yet issued, the royalty stream generated by the sales of certain products and product launches in the future. There are important factors that could cause actual results to differ materially from those expressed or implied by such forward looking statements, including, the determination of regulatory authorities to refrain from issuing patents to the Company, the determination of the Company's licensees to exclude technology embodied in the Company's later filed patents from their product designs, delays in the launch of the Company's products due to manufacturing difficulties and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2000 and other filings with the Securities and Exchange Commission.

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